Exhibit 10.2
PURCHASE AGREEMENT
     THIS PURCHASE AGREEMENT, dated as of March 16, 2009 (the “Agreement”), is entered into by and between BMP Sunstone Corporation, a Delaware corporation (the “Company”), and the person identified as the “Investor” on the signature page hereto (the “Investor”, and together with the Company, the “Parties”).
RECITALS
     WHEREAS, this Agreement is one of a series of purchase agreements by which the Company will issue and sell to investors 12.5% March Cash Secured Convertible Note due July 1, 2011 in the form attached as Exhibit A hereto (the “2011 Notes”); and
     WHEREAS, the Investor will purchase from the Company and the Company will issue and sell to the Investor a 2011 Note in a principal amount set forth on the signature page hereto (the “Purchased 2011 Note”); and
     NOW, THEREFORE, in consideration of the premises, and of mutual covenants contained herein and the mutual benefits to be derived therefrom, the Investor and the Company agree as follows:
ARTICLE 1
PURCHASE
     1.1 Purchase. Investor hereby subscribes (the “Subscription”) for the Purchased 2011 Note at a subscription price equal to the principal amount of the Note set forth on the signature page hereto (the “Purchase Price”). This Subscription may be accepted by the Company without notice to the Investor.
     1.2 Cancellation and Issuance.
          1.2.1 Upon execution of this Agreement by the Parties,
               (a) the Investor shall remit by wire transfer the amount of funds equal to the Purchase Price to the following account of the Company:
[ ]
               (b) the Investor shall deliver to the Company a completed and executed IRS W-9 Form of the Investor;

               (c) the Investor shall execute and deliver a joinder, in the form attached as Exhibit B-1 hereto (the “Pledge Joinder”), to the Pledge Agreement, as amended (the “Pledge Agreement”), attached as Exhibit B-2 hereto;
               (d) the Company shall deliver to the Investor the executed Share Escrow Agreement, as amended (the “Share Escrow Agreement”), attached as Exhibit C hereto; and
               (e) the Company shall deliver to the Investor the executed Interest Escrow Agreement, as amended (the “Interest Escrow Agreement”), attached as Exhibit D hereto (this Agreement, the Purchased 2011 Note, the Pledge Joinder, the Pledge Agreement, the Share Escrow Agreement and the Interest Escrow Agreement are herein collectively referred to herein as the “Transaction Documents”).
          1.2.2 On or as soon as practicable after the Closing Date, the Company shall execute and deliver to the Investor an executed copy of the Purchased 2011 Note, dated as of the date the Company received the wire transfer contemplated by Section 1.2.1(a) and the Pledge Joinder executed by the Investor and acknowledged and agreed to by the Company.
     1.3 Closing. The closing (the “Closing”) of the Subscription shall occur upon execution of this Agreement by the Parties and the Pledge Joinder by the Investor (the “Closing Date”).
ARTICLE 2
REPRESENTATIONS AND WARRANTIES BY THE COMPANY
     The Company represents and warrants to the Investor that:
     2.1 Organization, Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     2.2 Conversion Shares. All shares of common stock, par value $0.001 (the “Common Stock”), of the Company which may be issued upon the conversion of the Purchased 2011 Note (the “Conversion Shares”), upon issuance in accordance with the terms of the Purchased 2011 Note, will be duly authorized, validly issued, fully paid and non-assessable. The Company has taken and shall continue to take all such actions as may be required to ensure that the Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Purchased 2011 Note into Conversion Shares.
     2.3 Authority. The execution, delivery and performance of, and compliance with, the Transaction Documents, the issuance of the Purchased 2011 Note and the issuance of the Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company The Transaction Documents are valid and binding agreements of the Company and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES BY THE INVESTOR
     The Investor hereby represents and warrants to the Company that:
     3.1 Organization, Good Standing. The Investor is an entity duly organized, validly existing and in good standing under the laws of the state of its formation.
     3.2 Authority Relative to this Agreement and Transaction Documents. The execution, delivery and performance of, and compliance with, this Agreement, and the Transaction Documents contemplated hereunder to which the Investor is a party, by the Investor and the terms of the Subscription have been duly authorized by all necessary action on the part of the Investor. The Transaction Documents to which the Investor is a party are valid and binding agreements of the Investor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     3.3 Investment Intent. The Purchased 2011 Note is being acquired for the Investor’s own respective account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the Securities Act of 1933, as amended (the “Securities Act”). The Investor understands and agrees that the 2011 Notes are being offered and sold in transactions in compliance with or exempt from the registration requirements of the Securities Act, based in part upon the Investor’s representations contained in this Agreement and, as a result, the Purchased 2011 Note may only be transferred if such securities are registered under the Securities Act or if the transfer is exempt from registration.
     3.4 Investment Experience and Qualification as an Investor.
          3.4.1 The Investor has substantial experience in evaluating and investing in private placement transactions of securities similar to the Company so that the Investor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor must bear the economic risk of this investment indefinitely unless the 2011 Notes are registered pursuant to the Securities Act or an exemption from registration is available. The Investor understands that the Company does not any present intention of registering the 2011 Notes. The Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Investor to transfer all or any portion of the Purchased 2011 Note under the circumstances, in the amounts or at the times an Investor might propose.
          3.4.2 The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (the “SEC”). The

Investor represents that by reason of its or its management’s business or financial experience, the Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Investor is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.
     3.5 Speculative Nature of Investment. The Investor acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Investor is in a position to lose the entire amount of such investment.
     3.6 Credit Parties and Buyer Information. The Investor acknowledges that the Investor has received any information requested by the Investor for the Investor to make an investment decision. The Investor has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and its representatives and has had the opportunity to review the Company’s operations and facilities. The Investor has also had the opportunity to ask questions of and receive answers from the Company and its respective management regarding the terms and conditions of this investment. Except as expressly set forth in this Agreement, the Investor acknowledges and agrees that the Company has made no other representation or warranty regarding the operations, business, prospects or condition (financial or otherwise) of the Company or its affiliates.
     3.7 Access to Counsel. The Investor has had full opportunity to seek the advice of independent counsel respecting the Subscription and the tax risks and implications thereof.
     3.8 Domicile. The Investor maintains the Investor’s domicile (and is not a transient or temporary resident) at the address shown on the signature page of this Agreement.
     3.9 Broker. The Investor acknowledges that the Company may have used financial advisors in connection with the offering of the 2011 Notes.
ARTICLE 4
COVENANTS
     4.1 Lock-Up. The “Lock-Up Period” means the period beginning on the date of this Agreement and ending on the earlier of May 15, 2009 or the closing of the issuance of shares of common stock of the Company in one or more offerings to investors resulting in the receipt of proceeds, net of all commissions, by the Company in an aggregate amount of at least twelve million six hundred seventy two thousand four hundred sixty three dollars ($12,672,463). The Investor agrees that, during the Lock-Up Period, the Investor will not, directly or indirectly, (a) enter into any short sale or any purchase, sale or grant of any right (including without limitation the purchase of any long put option or writing of any call option) which is designed to, or which reasonably could be expected to, result in a sale of disposition of any security of the Company, or (b) enter into a “put equivalent position”, as defined in Rule 16a-1 under the Securities Exchange Act of 1934, with respect to any security of the Company. The foregoing restriction is expressly agreed to preclude the Investor from, directly or indirectly, engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any securities of the Company not directly owned by the Investor.

Notwithstanding the foregoing, the Investor shall not be restricted from selling shares of common stock of the Company in ordinary course regular way sale transactions in public trading markets in the United States and where settlement is effected within three (3) trading days following the date of such sale transaction.
     4.2 Registration Rights.
          4.2.1 The Company shall:
               (a) subject to receipt in a timely manner of necessary information from the Investor and the other holders of 2011 Notes (the “Selling Shareholders”), prepare and file with the Securities and Exchange Commission (“SEC”), within 90 days after the Closing Date, a registration statement on Form S-3 (the “Registration Statement”) or such other form that is then available to the Company to enable the resale of the Common Stock which may be issued upon the conversion of the 2011 Notes (the “Registrable Shares”) by the Selling Shareholders from time to time in accordance with the plan of distribution to be described therein;
               (b) subject to receipt of necessary information from the Selling Shareholders, use its reasonable commercial efforts to cause the Registration Statement to become effective as soon as practicable after filing and in any event within ninety (90) days following the initial filing of the Registration Statement;
               (c) use its reasonable commercial efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period (the “Registration Period”) not exceeding, with respect to the Registrable Shares, the earlier of: (i) the date that is two years after the Closing Date; or (ii) such time as all Registrable Shares issuable pursuant to the 2011 Notes have been sold pursuant to a registration statement;
               (d) furnish to the Investor with respect to the Selling Shareholders registered under the Registration Statement such number of copies of the Registration Statement and prospectuses in conformity with the requirements of the Securities Act (which may be provided electronically) as the Investor may reasonably request in order to facilitate the public sale or other disposition of all or any of the Selling Shareholders by the Investor; provided, however; that the obligation of the Company to deliver copies of prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;
               (e) bear all expenses in connection with the procedures in paragraph 4.3.1 through 4.3.4 (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees or expenses incurred by the Investor, including attorney fees of the Investor); and
               (f) advise the Investor, promptly (which advice may be provided electronically) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, and it will promptly use its reasonable commercial efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as practicable if such stop order should be issued.
          4.2.2 If the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC. If required by the rules and regulations promulgated by the SEC, the Company may disclose the names of those Selling Shareholders that may be deemed underwriters in the Registration Statement.
     4.3 Enforceability. If the Purchased 2011 Note is determined not to be enforceable by a court of competent jurisdiction in a final and non-appealable verdict, the Company shall pay the Investor the outstanding principal amount of the Purchased 2011 Note and the accrued but unpaid interest (through the date of such final and non-appealable verdict) on such outstanding principal amount of the Purchased 2011 Note.
ARTICLE 5
INDEMNIFICATION
     5.1 Investor Indemnification. The Investor acknowledges and understands the meaning of the representations and warranties made in this Agreement and hereby agrees to indemnify and hold harmless the Company and its respective predecessors, successors, direct or indirect subsidiaries and affiliates and its and their past and present shareholders, members (direct and indirect), managers, directors, officers, employees, agents, and representatives from and against any and all loss, costs, expenses, damages and liabilities (including, without limitation, court costs and reasonable attorneys fees) arising out of or due to a breach by the Investor of any such representations and warranties or of any covenants or other agreements contained in this Agreement. All representations, warranties, covenants or other agreements contained in this Agreement shall survive the execution and delivery of this Agreement by the Investor and the purchase by the Investor, and delivery by the Company, of the Purchased 2011 Note.
     5.2 Company Indemnification. The Company hereby agrees to indemnify and hold harmless the Investor from and against any and all loss, costs, expenses, damages and liabilities (including, without limitation, court costs and reasonable attorneys fees) arising out of or due to a breach by the Company of any representations and warranties set forth in this Agreement or of any covenants or other agreements contained in this Agreement. All representations, warranties, covenants or other agreements contained in this Agreement shall survive the execution and delivery of this Agreement by the Company and the purchase by the Investor, and delivery by the Company, of the Purchased 2011 Note.

ARTICLE 6
MISCELLANEOUS PROVISIONS
     6.1 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to any choice of law or conflict of law, choice of forum or provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties hereby irrevocably (a) submit themselves to the non-exclusive jurisdiction of any federal court in the United States and (b) waive the right and hereby agree not to assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it, he or she is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each Party also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6.2. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
     6.2 Notice. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (b) if delivered from outside the United States, by international express courier, facsimile or e-mail, and shall be deemed given (i) if delivered by first-class registered or certified mail, five business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, or (iv) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
               6.2.1 if to the Company, to:
BMP Sunstone Corporation.
600 W. Germantown Pike
Suite 400
Plymouth Meeting, PA 19462
Facsimile: 610.940.1676
Email: fpowell@bmpsunstone.com
Attention: Fred M. Powell, Chief Financial Officer
               6.2.2 with a copy to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103

Facsimile: 215.963.5001
Attention: Joanne R. Soslow, Esq.
               6.2.3 if to the Investor, at its mail or e-mail address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     6.3 Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile or as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any documents delivered pursuant hereto, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either Party hereto or to any such agreement or instrument, the other Party hereto or thereto shall re-execute original forms thereof and deliver them to the other Party. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such Party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
     6.4 Transaction Documents. The Transaction Documents embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. The Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such transactions. At and after the Closing, the Parties shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Subscription. The Parties hereby acknowledge that the terms and language of the Transaction Documents were the result of negotiations among the Parties and, as a result, there shall be no presumption that any ambiguities in the Transaction Documents shall be resolved against any particular Party. Any controversy over construction of the Transaction Documents shall be decided without regard to events of authorship or negotiation.
     6.5 Successors and Assigns. This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Parties.
     6.6 Amendment. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     6.7 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable law in any particular respect or under any particular circumstances, then, so long as the economic or legal substance of the Subscription is not affected in any manner materially adverse to any Party, (a) such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and (b) all other terms, conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the Subscription is fulfilled to the fullest extent possible.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

BMP SUNSTONE CORPORATION		INVESTOR
By:		By:
	Name:	Name:
	Title:	Title:

Principal Amount of 12.5% March Cash Secured Convertible Note due July 1, 2011:

$

Provide Notices to:

Address:

Facsimile:

Email Address:
Wire Instructions for Payments to Investor:

Exhibit A
Form of 12.5% March Cash Secured Convertible Note due July 1, 2011

Exhibit B-1
Joinder to Pledge Agreement
     By executing this signature page, the undersigned investor in BMP Sunstone Corporation, a Delaware corporation (the “Company”) hereby agrees to: (i) become a party to the Pledge Agreement, dated January 20, 2009, as amended (the “Agreement”), by and among the Company and certain noteholders of the Company, a copy of which the undersigned acknowledges the undersigned has received; and (ii) be bound by all terms and conditions of the Agreement as a “Noteholder”(as such term is defined in the Agreement), having such rights, entitlements and obligations as set forth in the Agreement.

Date: , 2009	INVESTOR:
By:
Name:
Title:

ACKNOWLEDGED AND AGREED: BMP SUNSTONE CORPORATION
By:
Name:
Title:

Exhibit B-2
Pledge Agreement

Exhibit C
Share Escrow Agreement

Exhibit D
Interest Escrow Agreement